Exhibit 107
Calculation of Filing Fee Table
Form S-4
(Form Type)
Wejo Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (12)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (11)
Equity	Primary Offering: Common Shares	457(c), 457(f)(1)	387,891,384(2)	N/A	$180,989,726.11(5)	0.00011020	$19,945.07
Equity	Primary Offering: Warrants	457(c), 457(f)(1)	515,901,380(3)	N/A	$4,783,266.85(6)	0.00011020	$527.12
Equity	Primary Offering: Common Shares issuable upon the exercise of Warrants	457(c), 457(f)(1)	515,901,380(4)	N/A	$238,652,461.41(7)	0.00011020	$26,299.50
Equity	Secondary Offering: Common Shares	457(f)(5)	129,375,000(8)	N/A	- (8)		-
Equity	Secondary Offering: Warrants	457(f)(5)	241,875,000(9)	N/A	- (9)		-
Equity	Secondary Offering: Common Shares issuable upon the exercise of Warrants	457(f)(5)	241,875,000(10)	N/A	- (10)		-
Total					$424,425,454.37		$46,771.69
Notes to Calculation of Registration Fee Table.
(1)    All securities being registered will be issued by the registrant, Wejo Holdings Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (“Holdco”) and a direct, wholly-owned subsidiary of Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Wejo”) in connection with the business combination (the “Business Combination”) described in this registration statement and the joint proxy statement/prospectus included herein, pursuant to the business combination agreement (as amended on March 27, 2023, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) among Wejo, TKB Critical Technologies 1, an exempted company incorporated under the laws of the Cayman Islands (“TKB”), Green Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands and a direct, wholly-owned subsidiary of Wejo and, upon execution of the joinder to the Business Combination Agreement dated January 16, 2023, each of Holdco and Wejo Acquisition Company Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and a direct, wholly-owned subsidiary of Holdco. A series of transactions in the Business Combination will result in:
(a)    Each common share of Wejo par value $0.001 per share (each a “Wejo Common Share”) issued and outstanding immediately prior to the effective time of the Business Combination (other than (i) any Wejo Common Shares held in the treasury of Wejo or owned by TKB and (ii) any Wejo Common Shares held by shareholders of Wejo that have validly exercised dissenters rights) will be converted into the right to receive one (1) common share of Holdco, par value $0.001 per share (each a “Holdco Common Share”). Each warrant of Wejo (each a “Wejo

Warrant”) issued and outstanding immediately prior to the effective time of the Business Combination will automatically and without any action on the part of the holder or beneficiary thereof be assumed by Holdco and automatically represent a warrant to acquire one (1) Holdco Common Share (each, a “Wejo Assumed Warrant”) and shall otherwise be subject to the same terms and conditions as applicable to the corresponding Wejo Warrant. Each option to acquire Wejo Common Shares (each a “Wejo Share Option”) and each Wejo restricted share unit (each a “Wejo RSU”) that is outstanding immediately prior to the effective time of the Business Combination, whether vested or unvested, will automatically and without any action on the part of the holder or beneficiary thereof be assumed by Holdco and converted into an option to purchase a number of Holdco Common Shares (a “Holdco Share Option”) or Holdco restricted share unit (each a “Holdco RSU”), as applicable, equal to the total number of Wejo Common Shares subject to the Wejo Share Option or Wejo RSU, as applicable, immediately prior to the effective time of the Business Combination, and shall otherwise be subject to the same terms and conditions (including vesting schedule) as applicable to the corresponding Wejo Share Option or Wejo RSU, as applicable.
(b)    (i) Immediately prior to the effective time of the Business Combination, each unit of TKB then outstanding and not previously separated (“TKB Units”) will be automatically separated into its component parts and the holder of each TKB Unit will be deemed to hold one class A ordinary share of TKB, par value $0.0001 per share (“TKB Class A Share”) and one-half of one warrant to acquire TKB Class A Shares (“TKB Warrant”), (ii) to the extent not already converted into TKB Class A Shares, immediately prior to the effective time of the Business Combination, each Class B ordinary share of TKB, par value $0.0001 per share (“TKB Class B Share” and together with the TKB Class A Shares, the “TKB Ordinary Shares”), will automatically be converted on a one-for-one basis into TKB Class A Shares, (iii) at the effective time of the Business Combination, each TKB Class A Share issued and outstanding immediately prior to the effective time of the Business Combination (including the TKB Class A Shares issued upon the separation of TKB Units and the conversion of TKB Class B Shares, but not including any TKB Class A Shares held by shareholders of TKB that have validly exercised redemption rights under TKB’s amended and restated memorandum and articles of association (the “Cayman Constitutional Documents”), any TKB Ordinary Shares held in the treasury of TKB or any TKB Ordinary Shares held by shareholders of TKB that have validly exercised dissenters rights pursuant to the Cayman Companies Act) will be automatically converted into the right to receive Holdco Common Shares based on a floating exchange ratio, and (iv) at the effective time of the Business Combination, each TKB Warrant issued and outstanding immediately prior to the effective time of the Business Combination will be assumed by Holdco and the exercise price and number of underlying Holdco Common Shares will be adjusted according to the exchange ratio (each, a “TKB Assumed Warrant” and together with the Wejo Assumed Warrants, the “Holdco Warrants”). The exchange ratio will be determined by dividing $11.25 by Wejo’s volume weighted average price per share for the fifteen (15) consecutive trading days immediately preceding the second trading day prior to the TKB shareholders meeting to be held in connection with the Business Combination, subject to a minimum exchange ratio of 3.75 and a maximum exchange ratio of 22.50, based on the collar maximum price of $3.00 and minimum price of $0.50 of Wejo, respectively.
(2)    Represents the maximum number of Holdco Common Shares being issued in the Business Combination based upon the sum of:
(a)    (i) 109,461,562 Holdco Common Shares, which is the number of Wejo Common Shares outstanding as of December 31, 2022, (ii) 2,009,136 Holdco Common Shares, which is the number of Wejo Common Shares underlying the Wejo Share Options outstanding as of December 31, 2022 that will be assumed by Holdco, (iii) 11,444,846 Holdco Common Shares, which is the number of Wejo Common Shares underlying the Wejo RSUs outstanding as of December 31, 2022 that will be assumed by Holdco, (iv) 6,600,000 Holdco Common Shares, which is the number of exchangeable preferred shares of Wejo Bermuda Limited (“Wejo Exchangeable Rights”) that Wejo assumed as part of the business combination with Virtuoso Acquisition Corp (“Virtuoso”) each exchangeable for Wejo Common Shares with an exercise price of $11.50 per Wejo Exchangeable Right, outstanding as of December 31, 2022 that will be assumed by Holdco, and (v) 6,000,000 Holdco Common Shares, which is the number of Wejo earn-out shares with a specified price of $15.00 per share for the first earn-out period, $18.00 per share for the second earn-out period, $21.00 per share for the third earn-out period and $24.00 per share for the fourth earn-out period, outstanding as of December 31, 2022 that will be assumed by Holdco, in each case of the foregoing clauses (i) to (v), to be converted in the Business Combination on a one-to-one basis, as described in the joint proxy/prospectus accompanying this registration statement; and
(b)    (i) 123,000,840 Holdco Common Shares, which is the number of Holdco Common Shares issuable upon the exchange of 5,466,704 public TKB Class A Shares outstanding as of January 27, 2022 (representing the TKB Class A Shares included in outstanding units of TKB, each unit consisting of one TKB Class A Share and one-half of one TKB Warrant), assuming no redemptions and applying a maximum exchange ratio of 22.50, (ii) 127,125,000 Holdco Common Shares, which is the number of Holdco Common Shares issuable upon the exchange of 5,650,000 TKB Class A Shares issued as a result of the conversion of an equivalent number of TKB Class B Shares on January 27, 2023, applying a maximum exchange ratio of 22.50, and (iii) 2,250,000 Holdco Common Shares, which is the number of Holdco Common Shares issuable upon the exchange of 100,000 TKB Class B Shares outstanding as of January 27, 2022, to be converted in the Business Combination, applying a maximum exchange ratio of 22.50, as described in the joint proxy/prospectus accompanying this registration statement.
(3)    Represents the maximum number of Holdco Warrants being issued in the Business Combination based upon the sum of:
(a)    (i) 11,500,000 Holdco Warrants, which is the number of public Wejo Warrants outstanding as of December 31, 2022, representing the right to purchase one Wejo Common Share at a price of $11.50 per share, and (ii) 3,776,380 Holdco Warrants, which is the number of Wejo PIPE Warrants outstanding as of December 31, 2022, representing the right to purchase one Wejo Common Share at a price of $1.564345 per share, in each case of the foregoing clauses (i) and (ii), to be assumed by Holdco (on a one-to-one basis) and automatically represent one (1) Holdco Warrant to acquire one (1) Holdco Common Share and shall otherwise be subject to the same terms and conditions as applicable to the corresponding Wejo Warrant; and
(b)    (i) 258,750,000 Holdco Warrants, which is the estimated maximum number of TKB Public Warrants outstanding as of January 27, 2023 (representing the TKB Warrants included in outstanding units of TKB, each unit consisting of one TKB Class A Share and one-half of one TKB Warrant), equal to 11,500,000, (ii) 241,875,000 Holdco Warrants, which is the estimated maximum number of TKB Private Warrants outstanding as of January 27, 2023, equal to 10,750,000, in each case of the foregoing clauses (i) and (ii), to be assumed by Holdco and to be converted in the Business Combination using the maximum exchange ratio of 22.50, as described in the joint proxy/prospectus accompanying this registration statement. Each whole TKB Assumed Warrant shall be exercisable for one (1) Holdco Common Share at an exercise price per Holdco Common Share to be adjusted based on the exchange ratio.
(4)    Consists of Holdco Common Shares issuable upon exercise of the Holdco Warrants of which (i) 15,276,380 Holdco Warrants assumed in respect of the Wejo Warrants represent the right to acquire one (1) Holdco Common Share, (ii) 258,750,000 Holdco Warrants (which is 11,500,000 TKB Public Warrants applying a maximum exchange ratio of 22.50) assumed in respect of the TKB

Public Warrants represent the right to acquire one (1) Holdco Common Share, and (iii) 241,875,000 Holdco Warrants (which is 10,750,000 TKB Private Warrants applying a maximum exchange ratio of 22.50) assumed in respect of the TKB Private Warrants represent the right to acquire one (1) Holdco Common Share.
(5)    Calculated in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, as amended (“Securities Act”). The aggregate offering price is the sum of:
(a)    for Holdco Common Shares issued upon the exchange of Wejo Common Shares, (i) the average of the high and low prices of Wejo Common Shares as reported on the Nasdaq Stock Market (“Nasdaq”) on April 4, 2023 ($0.4748) multiplied by (ii) 135,515,544, the number of Wejo Common Shares to be exchanged in the Business Combination; and
(b)    for Holdco Common Shares issued upon the exchange of TKB Ordinary Shares, (i) the average of the high and low prices of TKB Class A Ordinary Shares as reported on Nasdaq on April 4, 2023 ($10.40) multiplied by (ii) 11,216,704, the number of TKB Ordinary Shares to be exchanged in the Business Combination.
(6)    Calculated in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act. The aggregate offering price is the sum of:
(a)    for Holdco Warrants issued upon the assumption of Wejo Warrants, (i) the average of the high and low prices of Wejo Warrants as reported on Nasdaq on April 4, 2023 ($0.0575) multiplied by (ii) 15,276,380, the number of Wejo Warrants to be assumed in the Business Combination; and
(b)    for Holdco Warrants issued upon the assumption of TKB Warrants, (i) the average of the high and low prices of TKB Warrants as reported on Nasdaq on April 4, 2023 ($0.1755) multiplied by (ii) 22,250,000, the number of TKB Warrants to be assumed in the Business Combination.
(7)    Calculated in accordance with Rules 457(c) and 457(f)(1) promulgated under the Securities Act. The aggregate offering price is the sum of:
(a)    for Holdco Common Shares issued upon the assumption of Wejo Warrants, (i) the average of the high and low prices of Wejo Common Shares as reported on Nasdaq on April 4, 2023 ($0.4748) multiplied by (ii) 15,276,380, the number of Wejo Warrants to be assumed in the Business Combination,
(b)    for Holdco Common Shares issued upon the assumption of TKB Public Warrants, (i) the average of the high and low prices of TKB Common Shares as reported on Nasdaq on April 4, 2023 ($10.40) multiplied by (ii) 5,750,000, the number of TKB Class A Shares issuable upon the exercise of such TKB Public Warrants; and
(c)    for Holdco Common Shares issued upon the assumption of TKB Private Warrants, (i) the average of the high and low prices of TKB Common Shares as reported on Nasdaq on April 4, 2023 ($10.40) multiplied by (ii) 10,750,000, the number of TKB Class A Shares issuable upon the exercise of such TKB Private Warrants.
(8)    Consists of up to 129,375,000 Holdco Common Shares registered for resale by the selling shareholders, which is the number of Holdco Common Shares issuable upon the exchange of (i) 5,650,000 TKB Class A Shares issued as a result of the conversion of an equivalent number of TKB Class B Shares outstanding as of January 27, 2023, applying a maximum exchange ratio of 22.50, and (ii) 100,000 TKB Class B Shares outstanding as of January 27, 2022, to be converted in the Business Combination, applying a maximum exchange ratio of 22.50, all of which are included in the Primary Offering Common Shares and in respect of which no separate fee applies in accordance with Rule 457(f)(5).
(9)    Consists of up to 241,875,000 Holdco Warrants registered for resale by the selling shareholders, which is the number of Holdco Warrants issuable upon the exchange of TKB Private Warrants outstanding as of January 27, 2023 using a maximum exchange ratio of 22.50, all of which are included in the Primary Offering Warrants and in respect of which no additional filing fee is required in accordance with Rule 457(f)(5).
(10)    Consists of Holdco Common Shares issuable upon the exercise of Holdco Warrants specified in note (8) above, all of which are included in the Primary Offering Common Shares issuable upon the exercise of Warrants and in respect of which no additional filing fee is required in accordance with Rule 457(f)(5).
(11)    Calculated by multiplying the estimated maximum aggregate offering price of securities to be registered by 0.00011020.
(12)    Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
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